EXETER FUND, INC.

AMENDED AND RESTATED

MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

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TABLE OF CONTENTS
SECTIONPAGE

DEFINITIONS

ARTICLE I - CUSTODY PROVISIONS

1. Appointment of Custodian
2. Custody of Cash and Securities
3. Settlement of Series Transactions
4. Lending of Securities
5. Persons Having Access to Assets of the Series
6. Standard of Care; Scope of Custodial Responsibilities
7. Appointment of Subcustodians;Transfer of Assets to Subcustodians or Brokers
8. Overdraft Facility and Security for Payment
9. Tax Obligations

ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES

1. Delegation
2. Changes to Appendix C
3. Reports to Board
4. Monitoring System
5. Withdrawing Fund Assets
5. Standard of Care
7. Use of Securities Depositories

ARTICLE III - INFORMATION SERVICES

1. Risk Analysis
2. Monitoring of Securities Depositories
3. Use of Agents
4. Exercise of Reasonable Care
5. Liabilities and Warranties

ARTICLE IV - GENERAL PROVISIONS

1. Compensation
2. Insolvency of Foreign Custodians
3. Damages
4. Indemnification; Liability of the Series
5. Force Majeure
6. Termination
7. Inspection of Books and Records
8. Confidentiality
9. Miscellaneous

APPENDIX A. SERIES SUBJECT TO THE AGREEMENT

APPENDIX B. SELECTED COUNTRIES

APPENDIX C. LIST OF AUTHORIZED PERSONS

APPENDIX D. FUND OFFICERS

EXHIBIT A. CUSTOMER IDENTIFICATION PROGRAM NOTICE

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EXETER FUND, INC.
AMENDED AND RESTATED
MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This AMENDED AND RESTATED AGREEMENT, is effective as of the 8th day of May, 2006, and is between EXETER FUND, INC., (the "Fund"), a corporation organized under the laws of the State of Maryland having its principal office and place of business at 290 Woodcliff Drive, Fairport, NY 14450 and MELLON TRUST OF NEW ENGLAND, N.A., (the "Custodian") a national banking association with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

W I T N E S S E T H:

WHEREAS, the Fund is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Series listed on Appendix A subject to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms hereof, shall be referred to as "a Series" and collectively as "the Series") which Appendix may be amended by the parties by executing a later dated Appendix without the need to formally amend this Agreement;

WHEREAS, the Fund and the Custodian desire to amend and restate the terms of their existing Custody Agreement dated as of April 3, 1992, as amended as of July 30, 1993, and June 29, 2001, to set forth their amended and restated agreement with respect to the custody of the Series’ Securities and cash and the processing of Securities transactions;

WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager;

WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix B as set forth in Article II; and

WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

NOW THEREFORE, the Fund and the Custodian agree as follows:

DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1.	"Act": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2.	"Agreement": this agreement and any amendments.

3.
"Assets": any of the Series’ investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Series’ transactions in such investments.

4.
"Authorized Person": the Chairman of the Fund’s Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as Appendix C or such other Certificate as may be received by the Custodian from time to time.

5.	"Board": the Board of Directors of the Fund.

6.	"Book-Entry System": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7.	"Business Day": any day on which the Series, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

8.
"Certificate": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

9.	"Eligible Securities Depository": the meaning of the term set forth in Rule 17f-7(b)(1).

10.
"Foreign Custodian": any entity that meets the definition of Eligible Foreign Custodian as defined in Rule 17f-5(a)(1) under the Act or any other entity other than a Securities Depository that the Securities and Exchange Commission qualifies as such by exemptive order, no-action relief, rule or other appropriate action. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, their successors or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

11.	"Foreign Custody Manager": the meaning set forth in Rule 17f-5(a)(3).

12.
"Instructions": (i) all directions to the Custodian from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Fund through an Authorized Person to the Custodian in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of the Fund pursuant to an agreement with Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the "Workbench web site") if such agreement specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement and (iv) all directions by or on behalf of the Fund pursuant to any other agreement or procedure between the Custodian (or any of its affiliates) and the Fund, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to the Custodian’s policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized Person and supported by the Custodian, or other methods agreed upon in writing by the Fund and Custodian. The Custodian may, in its discretion, accept oral directions and instructions from an Authorized Person and may require confirmation in writing.

13.	"Primary Custodian": the meaning set forth in Rule 17f-7(b)(2).

14.	"Prospectus": a Series' current prospectus and statement of additional information relating to the registration of the Shares under the Securities Act of 1933, as amended.

15.	"Risk Analysis": the analysis required under Rule 17f-7(a)(1)(i)(A).

16.	"Rules 17f-4, 17f-5 and 17f-7": such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

17.	"Security" or "Securities": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Series.

18.	"Securities Depository": a system for the central handling of securities as defined in Rule 17f-4.

19.	"Selected Countries": the jurisdictions listed on Appendix B as such may be amended from time to time in accordance with Article II.

20.	"Shares": shares of each Series, however designated.

ARTICLE I.	- CUSTODY PROVISIONS

1.
Appointment of Custodian. The Board appoints the Custodian, and the Custodian accepts appointment, as custodian of all the Securities and monies at the time owned by or in the possession of the Series during the period of this Agreement.

2.	Custody of Cash and Securities.

a.  Receipt and Holding of Assets. The Series will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Series with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

b.  Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Series.

(1)  In payment for Securities purchased for the applicable Series;

(2)  In payment of dividends or distributions with respect to Shares;

(3)  In payment for Shares which have been redeemed by the applicable Series;

(4)  In payment of taxes;

(5)  When Securities are sold, called, redeemed, retired, or otherwise become payable;

(6)  In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

(7)  Upon conversion of Securities pursuant to their terms into other securities;

(8)  Upon exercise of subscription, purchase or other similar rights represented by Securities;

(9)  For the payment of interest, management or supervisory fees, distributions or operating expenses;

(10)  In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

(11)  In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

(12)  In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series.

(13)  For the purpose of redeeming Shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series’ transfer agent, such Shares to be purchased or redeemed;

(14)  For the purpose of redeeming in kind Shares of the applicable Series against delivery to the Custodian, its Subcustodian or the applicable Series’ transfer agent of such Shares to be so redeemed;

(15)  For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

(16)  For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

(17)  Upon the termination of this Agreement;

(18)  For other proper purposes as may be specified in Instructions issued by an Authorized Person of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund; and

(19)  For delivery of Securities or monies of the Fund as set forth under Article I, Section 7 of this Agreement.

c.  Actions to Be Taken without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

(1)  Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

(2)  Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification it receives from the issuer of put bonds or similar instruments that the Custodian forwards (without modification) to the Series;

(3)  Surrender Securities in temporary form for definitive Securities;

(4)  Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Series;

(5)  Promptly submit or cause to be submitted to the applicable Series or its investment advisor as designated by the Fund information actually received by the Custodian, or summaries of information, regarding ownership rights pertaining to property held for the applicable Series, in accordance with the Custodian’s practices, excluding bankruptcy matters to which the Custodian’s duties are set forth in Section (6) below;

(6)  Forward to the Authorized Person designated by the Fund an initial notice of bankruptcy cases relating to Securities held for the applicable Series and a notice of any required action related to such bankruptcy cases as may be actually received by the Custodian. No further action or notification related to the bankruptcy case shall be required absent the specific written agreement of the parties hereto;

(7)  Deliver or cause to be delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

(8)  Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(9)  Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Series;

(10)  Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Series;

(11)  Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification it receives from the issuer of put bonds or similar instruments that the Custodian forwards (without modification) to the Series;

(12) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series; and

(13) Consistent with its duties hereunder, execute any and all documents, agreements or other instruments as may be necessary to perform its duties as set forth in this Agreement.

d.  Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during the day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Series. At least monthly and such other times as may be reasonably requested by the Fund, the Custodian shall furnish each Series with a detailed statement of the Securities and monies held for the Series under this Agreement.

e.  Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Series in the name of the Fund or the Series, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Series and which may from time to time be registered in the name of the Fund or the applicable Series.

f.  Segregated Accounts. Upon receipt of Instructions, the Custodian will from time to time establish segregated accounts on behalf of the applicable Series to hold and deal with specified Assets as shall be directed.

3.	Settlement of Series Transactions.

a.  Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

b.  Contractual Income. The Custodian shall credit the applicable Series, in accordance with the Custodian’s standard operating procedure, with income and maturity proceeds on Securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

c.  Contractual Settlement. The Custodian will attend to the settlement of Securities transactions in accordance with the Custodian’s standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain Securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4.	Lending of Securities. The Custodian may lend the Assets of the Series in accordance with the terms and conditions of a separate securities lending agreement, approved by the Fund.

5.	Persons Having Access to Assets of the Series.

d.  No director or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the Assets of the Series held by the Custodian or be authorized or permitted to withdraw any investments of the Series, nor shall the Custodian deliver any Assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the Assets of the Series.

e.  Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the Series’ administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to Assets of the Series prohibited by paragraph (a) of this Section 5.

6.	Standard of Care; Scope of Custodial Responsibilities.

f.  Standard of Care. Custodian shall be required to exercise due care and diligence in accordance with reasonable commercial standards and to act in good faith to ensure the accuracy and completeness of all services performed under this Agreement unless otherwise provided herein.

(1)  Notwithstanding any other provision of this Agreement except Article I, Section 6(a)(2), Article I, Section 7, and Article II, Section 7, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence, bad faith or willful misconduct of the Custodian or the Custodian’s reckless disregard of its duties, obligations and responsibilities, as set forth in the Agreement.

(2)  The Custodian shall be liable to the Fund for any loss or damage to the Fund (or a Series) caused by or resulting from the acts or omissions of any subcustodian appointed by the Custodian hereunder, to the extent that the Custodian would be liable to the Fund (or the Series) hereunder, except as otherwise provided in Article IV, Section 2.

(3)  The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Custodian or, with prior written approval, at the expense of the Fund, and, provided that the Fund has been appropriately notified of such advice and has not provided the Custodian written notice regarding its disagreement with such advice, shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

g.  Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

(1)  The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

(2)  The validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

(3)  The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

(4)  The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

(5)  The legality of the redemption of any Shares, or the propriety of the amount to be paid therefore;

(6)  The legality of the declaration or payment of any distribution of the Series; and

(7)  The legality of any borrowing for temporary administrative or emergency purposes.

h.  No Liability until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series until the Custodian actually receives and collects such money.

i.  Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Series from the Series’ transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

j.  Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed by an Authorized Person of the Fund to take such action and it shall be assured to its satisfaction of reimbursement of the reasonable costs and expenses it incurs when taking such action.

k.  No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

l.  Reliance on  Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an Authorized Person of the Series. Where the Custodian is issued Instructions orally, the Series acknowledges that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given; provided that such oral Instructions reasonably appear to be genuine and to have been received from an Authorized Person. The Custodian shall be fully protected in acting in accordance with all such Instructions and in failing to act in the absence thereof. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the Assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any Securities or other property held by the Custodian or its subcustodians pursuant to Instructions. In following Instructions, the Custodian shall be fully protected and shall not be liable for the acts or omissions of any person or entity not selected or retained by the Custodian in its sole discretion, including but not limited to, any broker-dealer or other entity designated by the Fund or Authorized Person to hold property of the account as collateral or otherwise pursuant to an investment strategy.

7.
Appointment of  Subcustodians; Transfer of Assets to Subcustodians or Brokers. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Series; provided that such domestic subcustodian is a U.S. Bank as defined in 17f-5 and is qualified to act as a custodian under the Act and that such subcustodian agrees with the Custodian to comply with all relevant provisions of the Act and applicable rules and regulations thereunder. Except as otherwise provided in Article IV, Section 2, the Custodian will be liable for acts or omissions of any subcustodian appointed by the Custodian solely within its discretion hereunder to the same extent that the Custodian is liable to the Fund under this Agreement. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, their successors or any other transnational depository; and 2) place Assets with a broker or any such domestic subcustodian or Foreign Custodian in connection with futures, options, short selling or other transactions. The Custodian shall hold the Fund harmless from and indemnify the Fund against, any loss that occurs as a result of the failure of any broker, Foreign Custodian or subcustodian appointed by the Custodian solely within its discretion to exercise reasonable care with respect to the safekeeping of Securities and monies of the Fund.

8.
Overdraft Facility and Security for Payment.  In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time by the Custodian and the Series or, in the absence of specific agreement, by such rate as is charged to other institutional custody customers of Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or other securities transactions or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft and related interest and expenses, the Series hereby grants to the Custodian a security interest in and right of setoff against the Securities and cash in the Series’ account, including all income, substitutions and proceeds, whether now owned or hereafter acquired (the åCollateralæ), in the full amount of such Overdraft, interest and expenses; provided that the Series does not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve Act). The Custodian and the Series intend that, as the securities intermediary with respect to the Collateral, the Custodian’s security interest shall automatically be perfected when it attaches. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Series’ account and, after consultation with an Authorized Person of the Fund with respect to which Securities to liquidate, to liquidate Securities in the account as necessary to meet the Series’ obligations relating to such Overdraft, interest and expenses. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9.
Tax Obligations. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

m.  The Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

n.  The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

o.  The Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian’s reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

ARTICLE II.	- FOREIGN CUSTODY MANAGER SERVICES

1.
Delegation. The Board delegates to the Custodian, and the Custodian hereby agrees to accept, responsibility as the Fund’s Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries each in accordance with the provisions of Rule 17f-5(c), as such provisions may be amended or interpreted by the Securities and Exchange Commission from time to time. A list of such Foreign Custodians used as of the date hereof is attached as Appendix B.

2.
Changes to Appendix C.  Appendix B may be amended from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series.

3.
Reports to Board. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and interim reports promptly after any material change in a Series’ foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund.

4.
Monitoring System. In each case in which the Custodian has exercised its authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5.
Withdrawing Fund Assets. In the event that a foreign custody arrangement no longer meets the terms and conditions set forth in Rule 17f-5, the Custodian will promptly notify the Fund and will then act in accordance with the Fund’s Instructions with respect to the disposition of the affected Assets. Under exigent circumstances, however, the Custodian is authorized to withdraw Assets from a Foreign Custodian if, after first notifying the Fund, forty-eight (48) hours has passed without receiving a response to the notification from an Authorized Person.

6.
Standard of Care. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2). The Custodian shall be liable to the Fund for the losses caused by the acts or omissions of a Foreign Custodian appointed by the Custodian in its sole discretion where that Foreign Custodian has not acted with reasonable care.

7.
Use of Securities Depositories. In exercising its delegated authority, the Custodian may assume that the Series and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series decides to place and maintain foreign Assets with any Securities Depository as to which the Custodian has provided the Fund on behalf of such Series with a Risk Analysis, as requested by the Fund prior to the initial placement of such Assets with the Securities Depository. The Custodian shall be liable to the Fund for the acts or omissions of an affiliated Securities Depository where that affiliated Securities Depository has not acted with reasonable care.

ARTICLE III.	- INFORMATION SERVICES

1.
Risk Analysis. The Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix B.  If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund on behalf of the Series. If a new Securities Depository commences operation in one of the Appendix B countries, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix B, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix B.

2.
Monitoring of Securities Depositories. On a continuing basis, the Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Fund on behalf of the Series or its investment adviser of any material change in these risks.

3.
Use of Agents. The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above; provided that such agents are qualified and able to provide the services contemplated herein and, except as provided in Article IV, Section 2, that the appointment of such agent(s) does not relieve the Custodian of any of its duties, responsibilities or obligations under this Agreement.

4.
Exercise of Reasonable Care. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article III. Based on the information available to it in the exercise of the foregoing standard of care, the Custodian shall promptly advise the Fund if any Securities Depository ceases to be eligible and will withdraw the Fund's foreign Assets from the depository as soon as reasonably practical. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III.

5.
Liabilities and Warranties. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties; provided that the Custodian acted in good faith and with reasonable care in gathering such information, choosing the sources of such information and relying on such information and sources. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information; provided that the Custodian acted in good faith and with reasonable care in gathering such information, choosing the sources of such information and relying on such information and sources.

ARTICLE IV.	- GENERAL PROVISIONS

1.	Compensation.

p.  The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the written mutual consent of the parties.

q.  The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

r.   If not paid within 30 days of the date of the billing notice to the Fund, the Custodian may charge against Assets held on behalf of the Series compensation and any reasonable expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2.
Insolvency of Foreign Custodians. The Custodian shall be responsible for losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian and, with respect to contracting with such Foreign Custodian, if such contract does not comply with the terms of Rule 17f-5.

3.	Damages. Under no circumstances shall either party be liable for any indirect, consequential or special damages with respect to its obligations under this Agreement.

4.	Indemnification; Liability of the Series.

s.  The Fund shall indemnify and hold the Custodian harmless from all liability and costs, including reasonable counsel fees and expenses, relating to or arising out of the performance of the Custodian’s obligations under this Agreement except to the extent resulting from the Custodian’s (or its nominee's, agent’s or subcustodian's) own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement (or any agreement between the Custodian and any nominee, agent or subcustodian) or the Custodian’s failure to perform its duties under this Agreement. This provision shall survive the termination of this Agreement.

t.  The Custodian shall indemnify and hold the Fund (or a Series) harmless from all liability and costs, including reasonable counsel fees and expenses, relating to or arising out of the Custodian's (or its nominee's, agent’s or sub-custodian's) willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this Agreement. This provision shall survive the termination of this Agreement.

u.  The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the Assets and property of the Fund. The execution and delivery of the Agreement have been authorized by the Directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorizations by such Directors of the Fund, nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the Assets and property of the Fund.

5.
Force Majeure. Notwithstanding anything in this Agreement to the contrary, neither of the parties shall be responsible or liable for its failure to perform under this Agreement or for any losses to the account resulting from any event beyond the reasonable control of the non-performing party. This provision shall survive the termination of this Agreement

6.	Termination.

v.  Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund’s Board to terminate this Agreement and designating a successor.

w.  In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. If the Board shall appoint a successor custodian, the Custodian, at the direction of an Authorized Party, shall deliver to (or as directed by) the successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all Assets it then holds under this Agreement. If the Fund does not deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian on or before the date when the termination shall become effective, the Custodian shall have the right to deliver to (or as directed by) a bank or trust company, which is a "bank" as defined in the Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, monies, and other Assets the Custodian holds and all instruments the Custodian holds relative thereto and all other Assets it holds under this Agreement. Thereafter, that bank or trust company shall be the successor of the Custodian under this Agreement. If Assets of the Fund remain in the possession of the Custodian after the date of termination of this Agreement owing to the Fund’s failure to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during the period the Custodian retains possession of the Assets and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

x.  Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Series, after deducting all fees, reasonable expenses and other amounts owed.

y.  In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

7.
Use of Securities Depositories. In exercising its delegated authority, the Custodian may assume that the Series and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series decides to place and maintain foreign Assets with any Securities Depository as to which the Custodian has provided the Fund on behalf of such Series with a Risk Analysis, as requested by the Fund prior to the initial placement of such Assets with the Securities Depository. Except as stated below and provided that the Custodian has satisfied its obligations under Article III, Section 4 to exercise reasonable care, the Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Series with a Securities Depository; provided that in the event of any such loss, the Custodian shall take all reasonable steps to enforce such claims as it may have against the Securities Depository to protect the interests of the Series. the Custodian shall be liable to the Fund for any losses resulting from the deposit or maintenance of Securities, Assets or other property of a Series with an affiliated Securities Depository where that affiliated Securities Depository has not acted with reasonable care.

8.
Confidentiality. The Custodian agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information related to the Fund and its prior, present or potential shareholders, and to the investment adviser which records and other information are obtained in the performance of its responsibilities and duties hereunder, and not to use these records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to the Fund and the Fund’s written approval. The Fund shall not unreasonably withhold this approval, and may not withhold its approval where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, when duly constituted authorities request the Custodian to divulge this information, or when the Fund so requests. Information not included in the foregoing restriction is information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Custodian or (ii) becomes available to the Custodian on a non-confidential basis from a source other than the Fund or its agents provided that, after reasonable inquiry, such source is not known to the Custodian to be bound by a confidentiality agreement with the Fund. Nothing contained herein, however, shall prohibit the Custodian from advertising or soliciting the public generally for other products or services, regardless of whether the advertisement or solicitation may include prior, present or potential shareholders of the Fund.

9.	Miscellaneous.

z.  Appendix C is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

aa.  Appendix D is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

bb.  Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

The Custodian:

Mellon Trust of New England, N.A.
135 Santilli Highway
Everett, MA 02149
Attn: Claire Driscoll

The Fund:
Exeter Fund, Inc.
290 Woodcliff Drive
Fairport, NY 14450
Attn: Corporate Secretary

or at such other place as the parties may from time to time designate to the other in writing.

cc.  This Agreement may not be amended or modified except by a written agreement executed by both parties.

dd.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may, with prior written notice to the Fund, assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

ee.  Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

ff.  The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

gg.  The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Series’ Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

hh.  This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

ii.  The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

jj.  This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, written or oral, relating to the parties hereto.

kk.  If a court decision, statute, rule or otherwise holds or invalidates any provision of this Agreement, the remainder of this Agreement shall not be affected.

ll.  Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. Each party represents and warrants that the individual executing this Agreement on its behalf has the requisite authority to bind the Fund or the Custodian to this Agreement. The Fund has received and read the åCustomer Identification Program Noticeæ, a copy of which is attached to this Agreement as Exhibit A.

mm.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

Exeter Fund, Inc.

By: /s/ Jodi Hedberg
Name: Jodi Hedberg
Title: Corporate Secretary

Mellon Trust of New England, N.A.

By: /s/ Claire Driscoll
Name: Claire Driscoll
Title: Vice President

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EXETER FUND, INC.

APPENDIX A
SERIES SUBJECT TO THE AGREEMENT

Dated: May 8, 2006

Small Cap Series
International Series
Life Sciences Series
Technology Series
Financial Services Series
World Opportunities Series
Commodity Series
High Yield Bond Series
Global Fixed Income Series
Core Bond Series
Core Plus Bond Series
New York Tax Exempt Series
Ohio Tax Exempt Series
Diversified Tax Exempt Series
Pro-Blend® Conservative Term Series
Pro-Blend® Moderate Term Series
Pro-Blend® Extended Term Series
Pro-Blend® Maximum Term Series
Tax Managed Series
Overseas Series
Equity Series

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EXETER FUND, INC.

APPENDIX B
SELECTED COUNTRIES
ARGENTINA
AUSTRALIA
AUSTRIA
BAHRAIN
BANGLADESH
BELGIUM
BERMUDA
BOTSWANA
BRAZIL
BULGARIA
CANADA
CHILE
CHINA/SHENZHEN
CHINA/SHANGHAI
CLEARSTREAM
COLOMBIA
CROATIA
CZECH REPUBLIC
DENMARK
EGYPT
ESTONIA
EUROCLEAR
FINLAND
FRANCE
GERMANY
GHANA
GREECE
HONGKONG
HUNGARY
ICELAND
INDIA
INDONESIA
IRELAND
ISRAEL
ITALY
JAPAN
JORDAN
KAZAKHSTAN
KENYA
LATVIA
LEBANON
LITHUANIA
LUXEMBOURG
MALAYSIA
MAURITIUS
MEXICO
MOROCCO
THE NETHERLANDS
NEW ZEALAND
NORWAY
OMAN
PAKISTAN
PERU
THE PHILIPPINES
POLAND
PORTUGAL
ROMANIA
RUSSIA
SINGAPORE
SLOVAKIA
SLOVENIA
SOUTH AFRICA
SOUTH KOREA
SPAIN
SRI LANKA
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UGANDA
UKRAINE
UNITED KINGDOM
UNITED STATES
URUGUAY
VENEZUELA
ZAMBIA
ZIMBABWE

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*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon’s usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks.

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EXETER FUND, INC.

APPENDIX C
LIST OF AUTHORIZED PERSONS

Dated: May 8, 2006

I, Jodi Hedberg, the Corporate Secretary of Exeter Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), do hereby certify that:

Exeter Fund, Inc. provides an authorized signer list on a quarterly basis, as needed. Attached to this Appendix is the most recent list provided to Mellon Trust.

By: /s/ Jodi Hedberg
Corporate Secretary
Dated: May 8, 2006

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BOARD OF DIRECTORS RESOLUTION

RESOLVED, that the Board hereby rescinds its prior resolution relating to the list of people authorized to deliver written or oral instructions to Mellon Trust of New England (the "Custodian"), pursuant to the terms of the custodian agreement between the Fund and the Custodian (the "Custodian Agreement");

FURTHER RESOLVED, that except to the extent limited in the following resolution, any one of the following individuals shall be authorized to give "Written Instructions" including trade, currency, and corporate actions on behalf of the Fund to the Custodian under the Custodian Agreement, provided that no person shall be authorized or permitted to withdraw Fund investments or assets upon mere receipt:

Manning & Napier Advisors, Inc.:

Brenda F. Oathout	Larry Leon
Renee Knowles	Rebecca Michel
Marc Tommasi	David Pulver
Christine Glavin	Roberta Jarrett
Jennifer L. Rossiter	Julie Bazan
Hilary Glidden	Christina Nargi
Lisa Cardon	Richard Dyer
Amy J. Williams	Erik Schleicher
Kimberly Wood	Paul Smith
Kosuke Nitta	Joe Petrosino
Brian Rice	John Serron

BISYS Fund Services Ohio, Inc.:

Steven Avera	Ben Thompson
Michelle Littleton	Mike Baker
Marc Guthrie	Philip Harrison
Jason Hitchcock	Tracy Milligan
Charleen M. White

FURTHER RESOLVED, that Written Instructions given under the Custodian Agreement in connection with the issuance of checks and other drafts in payment of the Fund's operating expenses and other disbursements as provided therein must include the signatures of Christine Glavin or Jennifer Rossiter. In the absence of Ms. Glavin, then the signature of Ms. Rossiter is required.

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Exeter Fund, Inc.

Authorized by actions of the Board of Directors of the Exeter Fund, Inc. (the "Fund"):

Manning & Napier Advisors, Inc. Authorized Persons:
The signatures set forth opposite their respective names are their true and correct signatures.
Julie Bazan	/s/ Julie Bazan	Richard Dyer	/s/ Richard Dyer
Christine Glavin	/s/ Christine Glavin	Hilary Glidden	/s/ Hilary Glidden
Roberta Jarrett	/s/ Roberta Jarrett	Renee Knowles	/s/ Renee Knowles
Larry Leon	/s/ Larry Leon	Lisa Cardon	/s/ Lisa Cardon
Rebecca Michel	/s/ Rebecca Michel	Christina Nargi	/s/ Christina Nargi
Kosuke Nitta	/s/ Kosuke Nitta	Brenda F. Oathout	/s/ Brenda F. Oathout
Joe Petrosino	/s/ Joe Petrosino	David Pulver	/s/ David Pulver
Brian Rice	/s/ Brian Rice	Jennifer L. Rossiter	/s/ Jennifer L. Rossiter
Erik Schleicher	/s/ Erik Schleicher	John Serron	/s/ John Serron
Paul Smith	/s/ Paul Smith	Marc Tommasi	/s/ Marc Tommasi
Amy J. Williams	/s/ Amy J. Williams	Kimberly Wood	/s/ Kimberly Wood

/s/ Jodi Hedberg
Jodi Hedberg, Corporate Secretary Authorized Signer
Dated:	1/18/06

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EXETER FUND, INC.

Authorized by actions of the Board of Directors of the Exeter Fund, Inc. (the åFundæ):

BISYS Fund Services Ohio, Inc. Authorized Persons:
The signatures set forth opposite their respective names are their true and correct signatures.
Steven Avera	/s/ Steven Avera	Ben Thompson	/s/ Ben Thompson
Michelle Littleton	/s/ Michelle Littleton	Mike Baker	/s/ Mike Baker
Marc Guthrie	/s/ Marc Guthrie	Phillip Harrison	/s/ Phillip Harrison
Jason Hitchcock	/s/ Jason Hitchcock	Tracy Milligan	/s/ Tracy Milligan
Charleen M. White	/s/ Charleen M. White

Dated:	January 18, 2006

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EXETER FUND, INC.

APPENDIX D
FUND OFFICERS

Dated: May 8, 2006

I, Jodi Hedberg, the Corporate Secretary of Exeter Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), do hereby certify that:

The following individuals serve in the following positions with the Series and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name Position Signature

B. Reuben Chairman of the Board and
Auspitz  President /s/ B. Reuben Auspitz

Christine
Glavin Chief Financial Officer /s/ Christine Glavin

Jodi Hedberg Corporate Secretary /s/ Jodi Hedberg

Jeffrey S. Coons Vice President /s/ Jeffrey S. Coons

By: /s/ Jodi Hedberg
Corporate Secretary
Dated: May 8, 2006

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EXHIBIT A
CUSTOMER IDENTIFICATION PROGRAM NOTICE

MELLON
CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.

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Mellon Trust of New England

Mutual Fund Custody Fee Schedule
EXETER FUND, INC.

I. Domestic Asset Charges (Complex Assets)

First $500 million	1.0 bp
Excess	.50 bp

II. Transaction Fees

FBE Receipt or Delivery	5.00
DTC Receipt or Delivery	5.00
Physical Receipt or Delivery	20.00
Options: Write, Close, Expire or Exercise	12.00
Third Party FX	20.00
Wires	3.50

III. Global Asset and Transaction Charges
See attached country by country schedule.

IV. Ancillary Fees
See attached

/s/ Claire Driscoll  /s/ Jodi Hedberg
APPROVED: Mellon APPROVED: Exeter Fund

G:\FUND\485'S\485B\2006 ANNUALS FILED IN 2007\10.31.06 ANNUAL FILED IN JAN07\EXHIBITS\AMENDED AND RESTATED MUTUAL FUND CUSTODY AND SERVICE AGREEMENT 2006 EX-99.G(A).DOC
1-PH/2347166.1

Exeter Fund, Inc.
Global Fee Schedule

Country	Basis points	Transaction Charge
Canada	2	$20.00
Euroclear	2	$20.00
Germany	2	$20.00
Japan	2	$20.00
United Kingdom	2	$20.00
France	2	$20.00
Italy	2	$20.00
Netherlands	2	$20.00
New Zealand	2	$20.00
Spain	2	$20.00
Sweden	2	$20.00
Switzerland	2	$20.00
Australia	5	$30.00
Belgium	5	$30.00
Ireland	5	$30.00
South Africa	5	$30.00
Finland	5	$30.00
Mexico	5	$30.00
Norway	5	$30.00
Luxembourg	5	$30.00
Denmark	10	$40.00
Austria	10	$40.00
Hong Kong	10	$40.00
Korea	10	$40.00
Malaysia	10	$40.00
Singapore	10	$40.00
Thailand	10	$40.00
Argentina	10	$40.00
Sri lanka	10	$40.00
Turkey	10	$40.00
Portugal	10	$40.00
Brazil	10	$40.00
Israel	35	$50.00
Czech Republic	35	$50.00
Taiwan	35	$50.00
Indonesia	35	$50.00
Peru	35	$50.00
Greece	35	$50.00
Hungary	35	$50.00
Philippines	50	$85.00
Chile	50	$85.00
Cyprus	50	$85.00
Jordan	50	$85.00
Pakistan	50	$85.00
Poland	50	$85.00
Uruguay	50	$85.00
Venezuela	50	$85.00
Mauritius	50	$85.00
China-Shenzhen	50	$85.00
China-Shanghai	50	$85.00
India	50	$85.00

Ancillary Fees

Out-of-Pocket Expenses

Mellon will pass through to the client any reasonable, properly vouched out-of-pocket expenses including, but not limited to, postage, courier expense, registration fees, stamp duties, Fed sale charges, telex charges, custom reporting or custom programming and interface development, internal/external tax, legal or consulting costs and proxy voting expenses.

An additional charge of 10% of the out of pocket expense (not to exceed $250 per item) will be assessed to cover processing, administration and carrying costs incurred by Mellon.

Mellon will file class actions on behalf of client. An amount equal to 2% of the proceeds will be charged against each participating account at the time the proceeds are credited.

Fee Billing

Fees will be calculated and billed on a monthly basis. Fees not paid within 60 days of the due date will be subject to a late charge of 1.5% of the amount billed. Additional charges of 1.5% per month will be incurred for each additional month fees remain unpaid.

On-Line Access

Mellon will provide on-line access to JNL via its Workbench product. The client will be responsible for all communication charges or frame relay costs related to on-line usage.

Note
The U.S. depository, physical and foreign market transaction categories will include buys and sells in the appropriate market, free trades, maturities, corporate action transactions, pairoff transactions, repurchase agreements, cross trades and fund mergers as well as transfers out of Mellon as it relates to a deconversion or transactions related to a transfer in kind. Transactions related to the change of a Mellon sub-custodian will not be billed, nor will transactions related to a conversion of assets into Mellon.

Memo items (i.e. Time Deposits, Reserve Investment Fund transactions and loans) are included as a U.S. depository (DTC/FED) transaction.

Non-U.S. cash transfers to/from an outside party are included under foreign market transactions. (Excludes cash transfers between accounts within Mellon’s Subcustodian network.)

Should the nature of the account change dramatically, Mellon reserves the right to re-negotiate its compensation based on the situation that exists in the account or the overall relationship at such time. If non-standard or special services are requested, Mellon may negotiate additional compensation accordingly. Mellon guarantees its fee schedule for a period of three years.